Exhibit 99.1

ALLEGIANT TRAVEL COMPANY FOURTH QUARTER AND FULL YEAR 2014
FINANCIAL RESULTS
48th Consecutive Profitable Quarter
Fourth Quarter 2014 Fully Diluted Earnings per Share of $0.27
Fourth Quarter 2014 Fully Diluted Earnings per Share Excluding Fourth Quarter 757 Write Down was $1.83
Full Year Fully Diluted Earnings per Share of $4.86
Full Year Fully Diluted Earnings per Share Excluding Fourth Quarter 757 Write Down was $6.37
Declares a Recurring Quarterly Cash Dividend of $0.25 per Share

LAS VEGAS. January 28, 2015 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for both the fourth quarter and full year 2014, as well as comparisons to prior year equivalents:

	Three Months Ended December 31,			Twelve Months Ended December 31,
Unaudited	2014	2013	Change	2014	2013	Change
Total operating revenue (millions)	$279.0	$238.5	17.0%	$1,137.0	$996.2	14.1%
Operating income (millions)	$14.8	$30.3	(51.2)%	$157.3	$154.7	1.7%
Operating margin	5.3%	12.7%	(7.4)pp	13.8%	15.5%	(1.7)pp
Adjusted operating income (millions) **	$58.1	$30.3	91.7%	$200.6	$154.7	29.7%
Adjusted operating margin **	20.8%	12.7%	8.1pp	17.6%	15.5%	2.1pp
EBITDA (millions) **	$37.9	$47.9	(20.9)%	$241.4	$224.9	7.3%
EBITDA margin **	13.6%	20.1%	(6.5)pp	21.2%	22.6%	(1.4)pp
Adjusted EBITDA (millions) **	$81.2	$47.9	69.5%	$284.6	$224.9	26.5%
Adjusted EBITDA margin **	29.1%	20.1%	9.0pp	25.0%	22.6%	2.4pp
Net income (millions)	$4.8	$17.5	(72.6)%	$86.7	$92.3	(6.1)%
Adjusted net income (millions) **	$32.0	$17.5	82.9%	$113.3	$92.3	22.8%
Diluted earnings per share	$0.27	$0.94	(71.3)%	$4.86	$4.82	0.8%
Adjusted diluted earnings per share **	$1.83	$0.94	94.7%	$6.37	$4.82	32.2%
Return on capital employed *				19.2%	16.4%	2.8pp
* - see appendix for calculation
** - see appendix for reconciliation of non-GAAP financial measures

Allegiant Q4 and FY 2014 Earnings

“We are very proud to report our 48th consecutive profitable quarter,” stated Maurice J. Gallagher, Jr., Chairman and CEO of Allegiant Travel Company. “Excluding the one-time charge related to the write down of our 757 fleet, full year operating margin increased again, for the third year in a row in spite of a number of operational challenges. Looking forward, we see better execution in 2015. Earlier this week, I’m pleased to announce, our Board of Directors approved a recurring $0.25 per share dividend to supplement our ongoing stock repurchase program. Allegiant’s strong financial results and positive outlook reaffirms our commitment to reinvest in the business, grow our network and our people while returning value to our shareholders. I want to acknowledge all of the hard work from our Team Members this past year as we look forward to a successful 2015."

Notable fourth quarter and full year 2014 company highlights

•
Recurring dividend - On January 27, 2015 the board approved a quarterly cash dividend of $0.25 per share with the initial distribution to be made on March 17, 2015 to all shareholders of record as of March 4, 2015

•	Share repurchase - We returned $139.1 million to shareholders through the repurchase of 1.3 million shares during 2014

•	Special dividend - We paid a special dividend of $43.7 million or $2.50 per share in early January 2015

•	New service - We announced service to six new cities including Pittsburgh, Pa, Indianapolis, Ind, Omaha, Neb, Richmond, Va, New Orleans, La, and Jacksonville, Fl

•	New routes - Added 25 routes during 2014. Announced 18 new routes and six new cities starting service in the first quarter 2015

•
Airbus aircraft - We ended 2014 with four A319 and seven A320 Airbus aircraft in service. A320 series aircraft account for approximately 16 percent of our total fleet. In-service A320 series aircraft accounted for over 20 percent of total ASM production in the quarter

•	New COO - We named Steve Harfst Chief Operating Officer of Allegiant Air

•	New PAO - We promoted Greg Anderson to Vice President, Principal Accounting Officer of Allegiant Travel Company

Fourth quarter and full year 2014 revenue performance

•
East Coast TRASM - Fourth quarter East Coast TRASM increased 1.3 percent, while capacity in these markets grew 24.9 percent. Flying on the East Coast accounted for 48 percent of entire network versus 42 percent a year ago

•	Airbus growth - ASM growth in the fourth quarter was primarily driven by an approximate 200 percent growth in Airbus ASMs

•	Ancillary air related charges - Both fourth quarter and full year 2014 average fare - ancillary air-related were the highest in the company's history

Allegiant Q4 and FY 2014 Earnings

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	Change	2014	2013	Change
Scheduled Service:
Average fare - scheduled service	$89.74	$94.24	(4.8)%	$91.30	$91.69	(0.4)%
Average fare - ancillary air-related charges	$43.33	$40.63	6.6%	$41.37	$40.52	2.1%
Average fare - ancillary third party products	$4.29	$4.36	(1.6)%	$4.56	$5.21	(12.5)%
Average fare - total	$137.36	$139.23	(1.3)%	$137.23	$137.42	(0.1)%
Scheduled service passenger revenue per ASM (PRASM) (cents)	8.24	8.32	(1.0)%	8.42	8.25	2.1%
Total scheduled service revenue per ASM (TRASM) (cents)	12.61	12.29	2.6%	12.66	12.37	2.3%
Load factor	86.5%	85.2%	1.3pp	88.7%	88.9%	-0.2pp
Passengers (millions)	1.9	1.7	14.9%	8.0	7.1	12.9%
Average passengers per departure	143	141	1.4%	147	147	—%
Average scheduled service stage length (miles)	916	940	(2.6)%	934	952	(1.9)%
ASMs = available seat miles
PRASM = scheduled passenger revenue per scheduled available seat mile
TRASM = (scheduled passenger revenue + ancillary air revenue + ancillary third party revenue) per scheduled available seat mile

Third party products performance

•
Rental car days - Fourth quarter rental car days, primarily driven by growth in our Florida destinations, increased 19.2 percent on a 28.4 percent increase in East Coast scheduled service passengers. Car rental production drove a net revenue increase of 33.8 percent versus the prior year

•
Hotel room nights - Fourth quarter hotel room night production decreased only 1.4 percent despite a 5.2 percent decrease in Las Vegas departures as hotel room production, excluding Las Vegas, increased 14.3 percent versus the prior year

	Three Months Ended December 31,			Twelve Months Ended December 31,
Supplemental Ancillary Revenue Information Unaudited	2014	2013	Change	2014	2013	Change
Gross ancillary revenue - third party products (millions)	$25.9	$23.8	8.9%	$121.4	$120.7	0.6%
Cost of goods sold (millions)	($17.3)	($16.2)	6.4%	($83.1)	($81.9)	1.4%
Transaction costs* (millions)	($0.4)	($0.2)	49.8%	($1.8)	($1.8)	0.2%
Ancillary revenue - third party products (millions)	$8.2	$7.3	13.0%	$36.6	$37.0	(1.2)%
As percent of gross	31.9%	30.7%	1.2pp	30.1%	30.7%	(0.6)pp
As percent of adjusted income before taxes	16.2%	26.3%	(10.1)pp	20.3%	25.2%	(4.9)pp
Ancillary revenue - third party products/scheduled passenger	$4.29	$4.36	(1.6)%	$4.56	$5.21	(12.5)%

Hotel room nights (thousands)	123.0	124.7	(1.4)%	528.3	595.7	(11.3)%
Rental car days (thousands)	191.5	160.7	19.2%	916.6	844.9	8.5%
* - Includes payment expenses and travel agency commissions.

Allegiant Q4 and FY 2014 Earnings

Fourth quarter and full year 2014 cost performance

•	CASM - For the full year, total operating expense per ASM (CASM) increased 6.0 percent year over year.

•
CASM ex fuel impacted - Throughout 2014 CASM ex fuel was substantially impacted by nonrecurring expenses related to training and crew availability delays. These delays drove an additional $25 million in incremental expense in the form of labor inefficiencies, aircraft sub-service, crew training and displacement costs. Also in 2014 we incurred $7.3 million in accelerated compensation expense related to the departure of our former President and COO, Andrew Levy. And lastly during the fourth quarter we incurred a $43.3 million non-cash impairment charge related to our Boeing 757 fleet. Excluding the effect of these nonrecurring items, full year 2014 CASM ex fuel would have increased by approximately 2.9 percent vs the prior year

•
Aircraft fuel - Fourth quarter fuel expense decreased 12.0 percent driven by a 19.9 percent decrease in our price per gallon which was offset by a 9.6 percent increase in gallons consumed. Fuel efficiency performance was positively impacted by a 2.6 percent reduction in average stage length and a larger portion of the system flown by Airbus aircraft. Both of these helped to contribute to a 4.7 percent reduction in gallons per passenger

•
Salary and benefits - Fourth quarter salary and benefits expense increased 19.7 percent versus the prior year primarily due to a 16.8 percent increase in full time equivalent (FTE) employees. Headcount growth was mostly attributable to flight crews as pilots and flight attendants accounted for more than 60 percent of our FTE increase in an effort to build scheduled service staffing level requirements for first quarter 2015 flying. In addition, stock compensation expense contributed to the increase primarily due to a 23.7 percent increase in average share price

•
Maintenance and repairs - Fourth quarter maintenance and repairs expense increased 38.3 percent due to an 11.6 percent increase in average number of aircraft in service and a higher number of heavy maintenance and engine overhaul events versus the prior year

•
Aircraft lease rentals - Fourth quarter aircraft lease expense decreased 44.9 percent driven by the purchase of two operating leased aircraft in the current year and the reduced reliance on sub-service lift for scheduled service operations

•
Depreciation and amortization - Fourth quarter depreciation and amortization expense increased 32.7 percent due to an 11.6 percent increase in average number of aircraft in service and depreciation related to twelve owned A319 aircraft currently on lease to a European carrier. Excluding the twelve A319s, which are non ASM producing aircraft, depreciation and expense would have increased 16.9 percent

•
Other expenses - Fourth quarter other expenses increased by 360.5 percent due to a $43.3 million non-cash impairment charge of our 757 fleet and increased flight simulator events required for projected first quarter staffing requirements

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	Change	2014	2013	Change
Total System*:
Operating expense per passenger	$134.36	$121.80	10.3%	$120.15	$116.20	3.4%
Operating expense per passenger, excluding fuel	$93.72	$68.68	36.5%	$72.54	$62.95	15.2%
Operating expense per ASM (CASM) (cents)	12.18	10.61	14.8%	10.95	10.33	6.0%
Operating expense, excluding fuel per ASM (CASM ex fuel) (cents)	8.49	5.98	42.0%	6.61	5.60	18.0%
Adjusted operating expense, excluding fuel per ASM (CASM ex fuel) (cents) **	6.50	5.98	8.7%	5.76	5.60	2.9%
Average block hours per aircraft per day	5.2	5.3	(1.9)%	5.4	5.5	(1.8)%
Average system stage length (miles)	898	922	(2.6)%	918	933	(1.6)%
* - Total system includes scheduled service, fixed-fee contract and non-revenue flying
** - Please see reconciliation table in Appendix for calculation of adjusted CASM ex fuel

Allegiant Q4 and FY 2014 Earnings

First quarter and full year 2015 cost trends

•
Full year CASM ex fuel - We expect CASM ex fuel to decrease between six and ten percent. Excluding the fourth quarter 2014 non-cash impairment charge of $43.3 million, our CASM ex fuel is expected to be flat to down four percent versus last year. We expect full year maintenance and repairs expense per aircraft per month between $95 thousand and $105 thousand and total ownership expense per aircraft per month between $110 thousand and $115 thousand

•
First quarter 2015 CASM ex fuel - We expect an increase of between six and eight percent. Salaries and wages are expected to increase as a result of elevated flight crew staffing levels and maintenance support staff for increased East Coast flying operations. Maintenance and repairs expense is expected to increase due to incremental engine overhaul events versus the prior year. Aircraft lease expense is expected to decrease as we have returned to normalized staffing levels to support our scheduled service operations reducing our need for sub-service. Depreciation and amortization expense is expected to increase due to the growth of our Airbus A320 fleet and depreciation related to non-ASM producing aircraft currently on lease to a European carrier

Balance sheet highlights

•
Recurring dividend - Our board of directors declared a $0.25 per share dividend to be paid on March 17, 2015, to all shareholders of record as of March 4, 2015. The Company intends to pay a $0.25 dividend each quarter, however, future payment dates are to be established each quarter

•
Cumulative return of capital - Share repurchases and special dividends totaled $182.8 million for full year 2014. The Company has approximately $86 million in remaining share repurchase authority as of the end of the year

•	Capital expenditures in 2014 - There were $421.4 million in capital expenditures during 2014, 85 percent of which was driven by the purchase of 17 Airbus A319/A320 series aircraft

•
Raised and/or assumed $527 million in total debt in 2014 - We raised $300 million in an unsecured bond offering, assumed $142 million in debt in conjunction with the purchase of 12 A319 aircraft on lease to a European carrier, raised $45 million secured by our MD80 fleet and $40 million secured by 6 Boeing 757 aircraft

•	Debt reduction - We paid down $169 million in higher interest debt including $121 million term loan secured by all company assets

•	2015 CAPEX - We expect between $175 and $185 million in CAPEX this year primarily driven by purchase of six A320 series aircraft

Unaudited (millions)	12/31/2014	12/31/2013	Change
Unrestricted cash*	$416.8	$387.1	7.7%
Total debt	$593.1	$234.3	153.1%
Total Allegiant Travel Company stockholders’ equity	$292.9	$375.7	(22.0)%

	Twelve Months Ended December 31,
Unaudited (millions)	2014	2013	Change
Capital expenditures	$421.4	$177.5	137.4%
* - Unrestricted cash includes investments in marketable securities.

At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Allegiant Q4 and FY 2014 Earnings

Guidance, subject to revision

	January 2015	1Q15
Estimated PRASM year-over-year change	(6.5) to (4.5)%	(7) to (5)%
Estimated TRASM year-over-year change	1.5 to 3.5%	(2) to 0%

Fixed fee and other revenue guidance		1Q15
Fixed fee and other revenue (millions)		$9 to $11

Capacity guidance
System	1Q15	2Q15	FY15
Departure year-over-year growth	6 to 10%	12 to 16%
ASM year-over-year growth	2 to 6%	13 to 17%	9 to 13%
Scheduled
Departure year-over-year growth	6 to 10%	12 to 16%
ASM year-over-year growth	2 to 6%	13 to 17%	9 to 13%

Cost guidance	1Q15		FY15
CASM ex fuel – year-over-year change	6 to 8%		(10) to (6)%
CASM ex fuel (excluding non-cash AC impairment charge) - year over year change			(4) to 0%

CAPEX guidance			FY15
Capital expenditures (millions)			$175 to $185
 CASM ex fuel – cost per available seat mile excluding fuel expense

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	YE14	1Q15	YE15	YE16
MD-80 (166 seats)	53	53	53	53
757 (215 seats)	6	6	6	6
A319 (156 seats)	4	5	9	12
A320 (177 seats)	7	9	10	10
Total	70	73	78	81
Aircraft listed in table above include only in service aircraft and future aircraft under contract
Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, January 28, 2015 to discuss its fourth quarter and full year 2014 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q4 and FY 2014 Earnings

Allegiant, Travel is our deal.®
Las Vegas-based Allegiant Travel Company® (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. Through its subsidiary, Allegiant Air, the company operates a low-cost, high-efficiency, all-jet passenger airline, and offers other travel-related products such as hotel rooms, rental cars, and attraction tickets through its website, allegiant.com. The company has been named one of America’s 100 Best Small Companies by Forbes Magazine for four consecutive years.  ALGT/G

Media Inquiries: Jessica Wheeler
mediarelations@allegiantair.com

Investor Inquiries: Chris Allen
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of contracted aircraft to be placed in service in the future, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, volatility of fuel costs, labor issues, the effect of economic conditions on leisure travel, debt covenants, terrorist attacks, risks inherent to airlines, demand for air services to our leisure destinations from the markets served by us, our dependence on our leisure destination markets, our competitive environment, an accident involving or problems with our aircraft, our reliance on our automated systems, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended December 31, 2014 and 2013
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Percent
	2014	2013	change
OPERATING REVENUE:
Scheduled service revenue	$172,434	$157,619	9.4
Ancillary revenue:
Air-related charges	83,257	67,952	22.5
Third party products	8,248	7,297	13.0
Total ancillary revenue	91,505	75,249	21.6
Fixed fee contract revenue	6,894	5,194	32.7
Other revenue	8,117	409	1,884.6
Total operating revenue	278,950	238,471	17.0
OPERATING EXPENSES:
Aircraft fuel	79,909	90,797	(12.0)
Salary and benefits	47,500	39,676	19.7
Station operations	21,214	19,561	8.5
Maintenance and repairs	22,191	16,045	38.3
Sales and marketing	6,223	5,951	4.6
Aircraft lease rentals	3,048	5,534	(44.9)
Depreciation and amortization	23,054	17,374	32.7
Other	61,021	13,251	360.5
Total operating expenses	264,160	208,189	26.9
OPERATING INCOME	14,790	30,282	(51.2)
As a percent of total operating revenue	5.3%	12.7%
OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	(45)	(9)	400.0
Interest income	(229)	(238)	(3.8)
Interest expense	7,388	2,754	168.3
Total other (income) expense	7,114	2,507	183.8
INCOME BEFORE INCOME TAXES	7,676	27,775	(72.4)
As a percent of total operating revenue	2.8%	11.6%
PROVISION FOR INCOME TAXES	2,928	10,510	(72.1)
NET INCOME	4,748	17,265	(72.5)
Net loss attributable to noncontrolling interest	(46)	(211)	(78.2)
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$4,794	$17,476	(72.6)
Earnings per share to common stockholders (1):
Basic	$0.29	$0.96	(69.8)
Diluted	$0.27	$0.94	(71.3)
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	17,377	18,424	(5.7)
Diluted	17,450	18,596	(6.2)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Three Months Ended December 31, 2014 and 2013
(Unaudited)

	Three Months Ended December 31,		Percent
	2014	2013	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,966,058	1,709,289	15.0
Revenue passenger miles (RPMs) (thousands)	1,846,164	1,646,717	12.1
Available seat miles (ASMs) (thousands)	2,169,062	1,961,632	10.6
Load factor	85.1%	83.9%	1.2
Operating revenue per ASM (RASM) (cents)	12.86	12.16	5.8
Operating expense per ASM (CASM) (cents)	12.18	10.61	14.8
Fuel expense per ASM (cents)	3.68	4.63	(20.5)
Operating CASM, excluding fuel (cents)	8.49	5.98	42.0
Operating expense per passenger	$134.36	$121.80	10.3
Fuel expense per passenger	$40.64	$53.12	(23.5)
Operating expense per passenger, excluding fuel	$93.72	$68.68	36.5
ASMs per gallon of fuel	69.0	68.4	0.9
Departures	14,178	12,477	13.6
Block hours	33,272	30,253	10.0
Average stage length (miles)	898	922	(2.6)
Average number of operating aircraft during period	69.1	61.9	11.6
Average block hours per aircraft per day	5.2	5.3	(1.9)
Full-time equivalent employees at period end	2,411	2,065	16.8
Fuel gallons consumed (thousands)	31,422	28,680	9.6
Average fuel cost per gallon	$2.54	$3.17	(19.9)
Scheduled service statistics
Passengers	1,921,585	1,672,604	14.9
Revenue passenger miles (RPMs) (thousands)	1,810,322	1,615,074	12.1
Available seat miles (ASMs) (thousands)	2,093,833	1,894,958	10.5
Load factor	86.5%	85.2%	1.3
Departures	13,423	11,821	13.6
Average passengers per departure	143	141	1.4
Scheduled service seats per departure	168.0	168.3	(0.2)
Block hours	31,983	29,045	10.1
Yield (cents)	9.53	9.76	(2.4)
Scheduled service revenue per ASM (PRASM) (cents)	8.24	8.32	(1.0)
Total ancillary revenue per ASM (cents)	4.37	3.97	10.1
Total scheduled service revenue per ASM (TRASM) (cents)	12.61	12.29	2.6
Average fare - scheduled service	$89.74	$94.24	(4.8)
Average fare - ancillary air-related charges	$43.33	$40.63	6.6
Average fare - ancillary third party products	$4.29	$4.36	(1.6)
Average fare - total	$137.36	$139.23	(1.3)
Average stage length (miles)	916	940	(2.6)
Fuel gallons consumed (thousands)	30,298	27,653	9.6
Average fuel cost per gallon	$2.57	$3.21	(19.9)
Percent of sales through website during period	94.5%	94.2%	0.3

* Except load factor and percent of sales through website, which is percentage point change.

Allegiant Travel Company
Consolidated Statements of Income
Twelve Months Ended December 31, 2014 and 2013
(in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2014	2013	change
OPERATING REVENUE:
Scheduled service revenue	$732,020	$651,318	12.4
Ancillary revenue:
Air-related charges	331,689	287,857	15.2
Third party products	36,587	37,030	(1.2)
Total ancillary revenue	368,276	324,887	13.4
Fixed fee contract revenue	17,403	17,462	(0.3)
Other revenue	19,347	2,483	679.2
Total operating revenue	1,137,046	996,150	14.1
OPERATING EXPENSES:
Aircraft fuel	388,216	385,558	0.7
Salary and benefits	193,345	158,627	21.9
Station operations	84,667	78,231	8.2
Maintenance and repairs	86,781	72,818	19.2
Sales and marketing	28,492	21,678	31.4
Aircraft lease rentals	15,945	9,227	72.8
Depreciation and amortization	83,409	69,264	20.4
Other	98,846	46,010	114.8
Total operating expenses	979,701	841,413	16.4
OPERATING INCOME	157,345	154,737	1.7
As a percent of total operating revenue	13.8%	15.5%
OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	(217)	(393)	(44.8)
Interest income	(774)	(1,043)	(25.8)
Interest expense	21,205	9,493	123.4
Total other (income) expense	20,214	8,057	150.9
INCOME BEFORE INCOME TAXES	137,131	146,680	(6.5)
As a percent of total operating revenue	12.1%	14.7%
PROVISION FOR INCOME TAXES	50,828	54,901	(7.4)
NET INCOME	86,303	91,779	(6.0)
Net loss attributable to noncontrolling interest	(386)	(494)	(21.9)
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$86,689	$92,273	(6.1)
Earnings per share to common stockholders (1):
Basic	$4.87	$4.85	0.4
Diluted	$4.86	$4.82	0.8
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	17,729	18,936	(6.4)
Diluted	17,782	19,050	(6.7)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Twelve Months Ended December 31, 2014 and 2013
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2014	2013	change*
OPERATING STATISTICS
Total system statistics
Passengers	8,154,357	7,241,063	12.6
Revenue passenger miles (RPMs) (thousands)	7,825,962	7,129,416	9.8
Available seat miles (ASMs) (thousands)	8,945,616	8,146,135	9.8
Load factor	87.5%	87.5%	—
Operating revenue per ASM (RASM) (cents)	12.71	12.23	3.9
Operating expense per ASM (CASM) (cents)	10.95	10.33	6.0
Fuel expense per ASM (cents)	4.34	4.73	(8.2)
Operating CASM, excluding fuel (cents)	6.61	5.60	18.0
Operating expense per passenger	$120.15	$116.20	3.4
Fuel expense per passenger	$47.61	$53.25	(10.6)
Operating expense per passenger, excluding fuel	$72.54	$62.95	15.2
ASMs per gallon of fuel	69.4	67.6	2.7
Departures	56,961	51,083	11.5
Block hours	135,572	125,449	8.1
Average stage length (miles)	918	933	(1.6)
Average number of operating aircraft during period	68.8	62.9	9.4
Average block hours per aircraft per day	5.4	5.5	(1.8)
Full-time equivalent employees at period end	2,411	2,065	16.8
Fuel gallons consumed (thousands)	128,933	120,476	7.0
Average fuel cost per gallon	3.01	$3.20	(5.9)
Scheduled service statistics
Passengers	8,017,442	7,103,375	12.9
Revenue passenger miles (RPMs) (thousands)	7,711,696	7,015,108	9.9
Available seat miles (ASMs) (thousands)	8,693,631	7,892,896	10.1
Load factor	88.7%	88.9%	(0.2)
Departures	54,440	48,389	12.5
Average passengers per departure	147	147	—
Scheduled service seats per departure	168.5	168.4	0.1
Block hours	131,210	120,620	8.8
Yield (cents)	9.49	9.28	2.3
Scheduled service revenue per ASM (PRASM) (cents)	8.42	8.25	2.1
Total ancillary revenue per ASM (cents)	4.24	4.12	2.9
Total scheduled service revenue per ASM (TRASM) (cents)	12.66	12.37	2.3
Average fare - scheduled service	$91.30	$91.69	(0.4)
Average fare - ancillary air-related charges	$41.37	$40.52	2.1
Average fare - ancillary third party products	$4.56	$5.21	(12.5)
Average fare - total	$137.23	$137.43	(0.1)
Average stage length (miles)	934	952	(1.9)
Fuel gallons consumed (thousands)	125,173	116,370	7.6
Average fuel cost per gallon	$3.05	$3.25	(6.2)
Percent of sales through website during period	93.8%	92.0%	1.8

* Except load factor and percent of sales through website, which is percentage point change.

Allegiant Travel Company
Non-GAAP Presentations
Three and Twelve Months Ended December 31, 2014 and 2013
(Unaudited)

"EBITDA" represents earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is EBITDA calculated without regard to the one-time impairment charge on our Boeing 757 fleet. Neither EBITDA nor Adjusted EBITDA is a calculation based on generally accepted accounting principles and should not be considered as alternatives to net income or operating income as indicators of our financial performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are included as supplemental disclosures because we believe they are useful indicators of our operating performance. Further, EBITDA is a well-recognized performance measurement that is frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies. We believe EBITDA and Adjusted EBITDA are useful in evaluating our operating performance compared to our competitors because the calculation generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions and lease versus purchase decisions, which items may vary between periods and for different companies for reasons unrelated to overall operating performance. Further, Adjusted EBITDA, Adjusted income before income taxes, Adjusted net income, Earnings per share as adjusted for special item, Total Operating expenses less fuel and one time items and Operating income as adjusted for special item all eliminate the effect of the impairment charge which is a non-cash charge not reflective of our operating performance. The following represents the reconciliation of EBITDA and Adjusted EBITDA to net income for the periods indicated below. Reconciliations of Adjusted EBITDA, Adjusted income before income taxes, Adjusted net income and Operating income as adjusted for special item to net income are reflected on Appendix A as are reconciliations of Earnings per share as adjusted for special item to Earnings per share and of Operating expenses less fuel and one time items to Operating expenses.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is net income or operating expenses as indicated above, and a reconciliation of the non-GAAP measures to the most comparable GAAP measure.  Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net income or other measures of financial performance prepared in accordance with GAAP. Neither EBITDA, Adjusted EBITDA, Adjusted income before income taxes, Adjusted net income, Earnings per share as adjusted for special item, Total Operating expenses less fuel and one time items nor Operating income as adjusted for special item are GAAP measurements and our use of these measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliations of EBITDA and Adjusted EBITDA to GAAP net income follow.

	Three Months Ended December 31,		Percent
(in thousands)	2014	2013	change
Net income attributable to Allegiant Travel Company	$4,794	$17,476	(72.6)%
Plus (minus)
Interest income	(229)	(238)	(3.8)%
Interest expense	7,388	2,754	168.3%
Provision for income taxes	2,928	10,510	(72.1)%
Depreciation and amortization	23,054	17,374	32.7%
EBITDA	$37,935	$47,876	(20.8)%

Write down of Boeing 757 fleet	43,280	—
Adjusted EBITDA	$81,215	$47,876	69.6%

Total revenue	$278,950	$238,471	17.0%
EBITDA margin	13.6%	20.1%	(6.5) pp
Adjusted EBITDA margin	29.1%	20.1%	9.0 pp

	Twelve Months Ended December 31,		Percent
(in thousands)	2014	2013	change
Net income attributable to Allegiant Travel Company	$86,689	$92,273	(6.1)%
Plus (minus)
Interest income	(774)	(1,043)	(25.8)%
Interest expense	21,205	9,493	123.4%
Provision for income taxes	50,828	54,901	(7.4)%
Depreciation and amortization	83,409	69,264	20.4%
EBITDA	$241,357	$224,888	7.3%

Write down of Boeing 757 fleet	43,280
Adjusted EBITDA	$284,637	$224,888	26.6%

Total revenue	$1,137,046	$996,150	14.1%
EBITDA margin	21.2%	22.6%	(1.4) pp
Adjusted EBITDA margin	25.0%	22.6%	2.4 pp

Appendix A
Additional Financial Information
(Unaudited)

	Twelve Months Ended December 31,
Return on capital calculation (millions)	2014	2013
Adjusted net income attributable to Allegiant Travel Company	$113.3	$92.3
Income tax	66.8	54.9
Interest expense	21.2	9.5
Less interest income	(0.8)	(1.0)
	200.5	155.7

Interest income	0.8	1.0
Tax rate	37.1%	37.4%
Numerator	126.6	98.1

Total assets as of prior December 31	930.2	798.2
Less current liabilities as of prior December 31	290.7	210.7
Plus short term debt as of prior December 31	20.2	11.7
Denominator	659.7	599.2
Return on capital employed	19.2%	16.4%

	Three months ended December 31,	Twelve months ended December 31,
Reconciliation of diluted earnings per share as adjusted for special item (in thousands)	2014	2014
Earnings per share as reported
Diluted	$0.27	$4.86

Net income as reported	$4,748	$86,303
Add: provision for income taxes	2,928	50,828
Income before income taxes, as reported	7,676	137,131

Special item:
Write down of Boeing 757 fleet after tax	43,280	43,280
Adjusted income before income taxes	50,956	180,411
Provision for income taxes	18,905	66,752
Adjusted net income	32,051	113,659
Net loss attributable to noncontrolling interest	(46)	(386)
Adjusted net income attributable to Allegiant Travel Co.	$32,005	$113,273

Diluted shares used for computation (thousands)
Diluted	17,450	17,782

Earnings per share as adjusted for special items
Diluted	$1.83	$6.37

	Three months ended December 31,
Reconciliation of operating CASM, excluding fuel and one time items (thousands)	2014	2013	Change
Total operating expenses	264,160	208,189	26.9%
Less aircraft fuel expense	79,909	90,797	(12.0)%
Total operating expense less fuel	184,251	117,392	57.0%
One time items
Boeing 757 fleet write-down	43,280
Total operating expenses less fuel and one time items	140,971	117,392	20.1%
System available seat miles	2,169,062	1,961,632	10.6%
Cost per available seat mile excluding fuel and one time items (cents)	6.50	5.98	8.7%

	Twelve months ended December 31,
Reconciliation of operating CASM, excluding fuel and one time items (thousands)	2014	2013	Change
Total operating expenses	979,701	841,413	16.4%
Less aircraft fuel expense	388,216	385,558	0.7%
Total operating expense less fuel	591,485	455,855	29.8%
One time items
Additional costs due to crew training delays	25,400
Expenses triggered by the departure of Andrew Levy	7,300
Boeing 757 fleet write-down	43,280
Total operating expenses less fuel and one time items	515,505	455,855	13.1%
System available seat miles	8,945,616	8,146,135	9.8%
Cost per available seat mile excluding fuel and one time items (cents)	5.76	5.60	2.9%

	Three months ended December 31,	Twelve months ended December 31,
Reconciliation of operating margin as adjusted for special item	2014	2014
Operating income as reported	14,790	157,345
Special item:
Write down of Boeing 757 fleet	43,280	43,280
Operating income as adjusted for special item	58,070	200,625

Total operating revenue	278,950	1,137,046
Operating margin adjusted for special item	20.8%	17.6%

To provide more transparency into operating expenses for the quarter, the company experienced the following non-cash expense items in the fourth quarter of 2014.

Non-cash items (millions)	4Q14	4Q13
Stock based compensation	$2.9	$1.9
Boeing 757 fleet writedown	43.3	—
Loss - disposed assets	3.1	3.0
Lease maintenance accrual	$—	$0.5
Total of selected non-cash items	$49.3	$5.4

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